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                                                                    EXHIBIT 23.2





                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Civitas BankGroup, Inc. (formerly Cumberland Bancorp, Incorporated) of our report dated March 1, 2002, on the consolidated financial statements of Civitas BankGroup, Inc. for the year ended December 31, 2001 which report appears in the Annual Report on Form 10-K of Civitas BankGroup, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.



                                         /s/ Heathcott and Mullaly, P.C.

Brentwood, Tennessee
June 30, 2004